Exhibit 99.1

Zymeworks Announces Expiration of Hart-Scott-Rodino Waiting Period for Zanidatamab License Agreement with Jazz Pharmaceuticals

Vancouver, British Columbia (November 29, 2022) – Zymeworks Inc. (NYSE: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, as amended, for the previously announced license agreement of zanidatamab, a HER2-targeted bispecific antibody, with Jazz Pharmaceuticals has expired.

The expiration or termination of the HSR waiting period was a condition to Zymeworks’ receipt of a $50.0 million non-refundable upfront payment from Jazz as part of the agreement. Zymeworks anticipates providing Jazz top-line clinical data from Zymeworks’ HERIZON-BTC-01 study before the end of 2022. Should Jazz decide to continue the collaboration following the data readout, a second, one-time payment of $325.0 million to Zymeworks will be due and payable, which Zymeworks expects to receive before the end of 2022.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, zanidatamab, is a novel Azymetric™ HER2-targeted bispecific antibody currently being evaluated in multiple Phase 1, Phase 2, and pivotal clinical trials globally as a targeted treatment option for patients with solid tumors that express HER2. Zymeworks’ second clinical candidate, zanidatamab zovodotin (ZW49), is a novel bispecific HER2 -targeted antibody-drug conjugate currently in Phase 1 clinical development and combines the unique design and antibody framework of zanidatamab with Zymeworks’ proprietary ZymeLink™ linker and cytotoxin. Zymeworks is also advancing a deep preclinical pipeline in oncology (including immuno-oncology agents) and other therapeutic areas. In addition, its therapeutic platforms are being leveraged through strategic partnerships with global biopharmaceutical companies. For more information on our ongoing clinical trials visit www.zymeworksclinicaltrials.com. For additional information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to the potential therapeutic effects and commercial potential of zanidatamab; the anticipated benefits of the license agreement with Jazz; Zymeworks’ ability to receive additional payments pursuant to the license agreement, including the additional $325 million following readout of the top-line clinical data from HERIZON-BTC-01, as well as any additional future milestone payments and royalties; the timing of and results of the interactions with regulators; the timing and status of ongoing and future studies and the related data; our and Jazz Pharmaceutical’s ability to obtain regulatory approval of and successfully commercialize zanidatamab; satisfaction of conditions under our agreement with Jazz; and other information that is not historical information. When used herein, words such as “subject to”, “believes”, “future”, “anticipate”, “will”, “plans”, “may”, “potential”, “should”, “expects”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks may not achieve milestones or receive additional payments under its collaborations, including the anticipated upfront payments from Zymeworks’ agreement with Jazz; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; the impact of the COVID-19 pandemic on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf, may be more severe and more prolonged than currently anticipated; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates; Jazz may decide not to proceed with the collaboration following readout of the top-line clinical data from HERIZON-BTC-01; Zymeworks may be unable to maintain or enter into new partnerships or strategic collaborations and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for its quarter ended September 30, 2022 (a copy of which may be obtained at www.sec.gov and www.sedar.com).

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events.

Investor inquiries:

Jack Spinks

(604) 678-1388

ir@zymeworks.com

Media inquiries:

Diana Papove

(604) 678-1388

media@zymeworks.com